ENABLING DISCOVERY | POWERING EDUCATION | SHAPING WORKFORCES Third Quarter Fiscal 2023 Earnings Review March 9, 2023

2 SAFE HARBOR STATEMENT This presentation contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon many assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to: (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) the Company’s ability to realize operating savings over time and in fiscal year 2023 in connection with our multi-year Business Optimization Program and Fiscal Year 2023 Restructuring Program; (xi) the impact of COVID-19 on our operations, performance, and financial condition; and (xii) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances. NON-GAAP MEASURES In this presentation, management provides the following non-GAAP performance measures: • Adjusted Earnings Per Share (“Adjusted EPS”); • Free Cash Flow less Product Development Spending; • Adjusted Contribution to Profit (“Adjusted CTP”) and margin; • Adjusted EBITDA and margin; • Organic revenue; and • Results on a constant currency (“CC”) basis. Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and other items, provide supplementary information to support analyzing operating results and earnings and are commonly used by shareholders to measure our performance. Free Cash Flow less Product Development Spending helps assess our ability over the long term to create value for our shareholders. Results on a constant currency basis removes distortion from the effects of foreign currency movements to provide better comparability of our business trends from period to period applying the same foreign currency exchange rates for the current and equivalent prior period. We have not provided our 2023 outlook for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with U.S. GAAP.

Wiley unlocks human potential by powering scientific research and career-connected education

Q223 Earnings Presentation.pptx 4 Third Quarter Summary Revenue and earnings performance weighed down by market headwinds in Academic and a publishing pause in the Hindawi “special issues” program Core of Research and Talent remain strong, with consistent strategies aligned with favorable long-term trends driving the knowledge economy Steady progress in reducing complexity and cost structure through segment realignment, real estate consolidation, and initial step toward portfolio rationalization Accelerating our simplification and optimization plans to drive substantial improvement in our performance and profit

Q223 Earnings Presentation.pptx 5 Organizing Around Our Customers WILEY RESEARCH Connecting research to innovation outcomes WILEY EDUCATION Connecting learning to career outcomes Segments RESEARCH ACADEMIC TALENT % of Wiley Revenue* 54% 34% 12% EBITDA Margin* 34% 18% 21% Lines** Research Publishing Research Solutions Academic Publishing University Services Talent Development Corporate Training % Digital/Services* 95% 62% 97% Customers Researchers, Universities, Societies, and Corporations Learners and Universities Professionals and Corporations *Based on YTD numbers **Reporting lines for Research and Academic; Talent lines not reported

Q223 Earnings Presentation.pptx 6 Third Quarter Performance Revenue* -2% $491M GAAP EPS** -$1.92 ($1.29) Adj. EPS -9% $0.85 Adj. EBITDA -3% $98M All variances at constant currency except GAAP EPS *Q3 organic revenue at CC -3% **GAAP EPS mainly due to impairment charges totaling $1.69 and restructuring and other charges totaling $0.17 Q3 Summary  Revenue performance primarily due to Academic declines and publishing pause in Hindawi special issues, offsetting growth in Talent  GAAP EPS decline primarily due to $1.69/share goodwill impairment in Education Services/University Services and $0.12/share restructuring charge  Adjusted EPS performance impacted by lower Adjusted Operating Income, higher interest expense, and lower pension credits  Adjusted EBITDA performance due to revenue performance offsetting corporate savings

Q223 Earnings Presentation.pptx 7 Market Headwinds Consumer Pullback Inventory Correction Enrollment Pressures University Budgets Reduced discretionary spending driving lower demand for academic and professional content Sharp reductions in inventory by key online retailer causing significant print sales decline Historically low unemployment with people foregoing school for well paying jobs Financial pressure on institutions causing pricing pressure and lower demand for fee- for-service offerings

Q223 Earnings Presentation.pptx 8 Research – Hindawi Special Issues Pause • Identified misconduct in Hindawi special issues involving compromised articles • Team responded quickly, temporarily suspending the fast-growing Hindawi special issues publishing program and implementing preventative measures • Projected impact to our Fiscal 2023 outlook is up to $30M in revenue and up to $25M in Adjusted EBITDA • Expect some impact on Hindawi submissions and publications in Fiscal 24 due to the article backlog and the potential impact on affected Hindawi journal brands • Proactively sharing our findings and best practices with the rest of the industry and working together

Q223 Earnings Presentation.pptx 9 Research Commitments FY23 Initiatives Q3 Update Drive publishing growth to meet global demand Submissions and publishing output down 7% primarily due to publishing pause of Hindawi special issues. YTD submissions up 2% and output down 4%; YTD OA submissions and output excluding Hindawi up 10% and 4% Extend transformational agreements globally Transformational agreements signed with consortium in Canada, Hong Kong, India, and Czech Republic, as well as Princeton, NYU and Texas A&M in the US; multi-year extensions in Japan and the US; over 60 agreements signed worldwide representing over 2,000 research institutions Drive growth and go to market in Research Solutions Drove 38 partner signings (20 new Solutions partners, 18 upsells); robust pipeline of potential new partners and upsell opportunities Continue to streamline publishing operations Intelligent automation driving publishing productivity and cascade strategy: 63% of rejected articles YTD offered refer and transfer option vs. 49% in prior year period

Q223 Earnings Presentation.pptx 10 Education Commitments FY23 Initiatives Q3 Update Expand corporate client base for talent development Signed 5 multinational corporate clients across verticals - energy, consumer staples, information services, and financial services. Total of 14 new signings year-to-date. Drive university partnerships and programs Signed certification partnership with Columbia University School of Engineering (NY) and recently expanded Ohio University partnership with 15 new degree programs and 10 certificates Drive differentiated courseware offerings Digital courseware revenue up modestly; zyBooks digital courseware revenue +31%; institutional wins and large course agreements continuing Drive efficiency gains across Academic and Talent Realigned Education group into Academic and Talent to drive impact and operating efficiency; closed sale of Test Prep platform

Segment Performance Outlook Simplification Plans

Q223 Earnings Presentation.pptx 12 Research (millions) Q3 2023 Change Change CC Research Publishing $214 (5%) (3%) Research Solutions $40 3% 6% TOTAL REVENUE* $254 (4%) (1%) ADJUSTED EBITDA $80 (7%) ADJ. EBITDA MARGIN 32%  Research Publishing – decline mainly due to the Hindawi special issue publishing pause; strong momentum in signing Transformational Agreements  Research Solutions – increase mainly driven by content platform growth; strong momentum in signing new society and corporate partners  EBITDA performance due to revenue performance and investment to scale Research Solutions Q3 Summary *Organic revenue -2%. Organic revenue excludes acquisition and currency impacts

Q223 Earnings Presentation.pptx 13 Academic Q3 Summary  Academic Publishing – decline in print and ebooks more than offsetting growth in digital courseware  University Services – performance due to enrollment challenges; continuing to add programs at existing clients; $100M non-cash goodwill impairment charge recorded  EBITDA performance mainly due to revenue decline (millions) Q3 2023 Change Change CC Academic Publishing $129 (10%) (8%) University Services $49 (12%) (11%) TOTAL REVENUE* $178 (11%) (9%) ADJUSTED EBITDA $41 (20%) ADJ. EBITDA MARGIN 23% *Organic revenue -10%. Organic revenue excludes acquisition and currency impacts

Q223 Earnings Presentation.pptx 14 Talent  Signed five new multinational corporate clients across industry verticals, including energy, consumer products, and financial services  Existing client placement growth of 38% vs. prior year  Strong momentum in corporate training, both in-person and virtually  EBITDA performance due to investments to scale Wiley Edge and inflationary pressure on placement costs (millions) Q3 2023 Change Change CC REVENUE $60 13% 18% ADJUSTED EBITDA $11 (5%) (2%) ADJ. EBITDA MARGIN 18% Q3 Summary

Q223 Earnings Presentation.pptx 15 Financial Position and Capital Allocation • Free Cash Flow: YTD use of $22M (vs. source of $77M for YTD’22) mainly due to working capital timing • Leverage: Net Debt/EBITDA ratio of 2.1 (TTM) compared to 1.9 in prior year period • M&A: M&A focused on adding scale in key strategic areas, mainly Research • Dividends: Yield at 3% at time of earnings; next annual review in June 2023 • Share Repurchases: Acquired 540K shares YTD for $24M at an average cost of $44.47/share; $173 million remaining in authorization program

Q223 Earnings Presentation.pptx 16 Fiscal 2023 Outlook Reduced Metric (Millions, except EPS) FY22 Actual* FY23 Outlook* Constant currency Previous FY23 Outlook* Constant currency Current FX Impact** FY23 Outlook^ YTD avg rates Current Revenue $2,083 $2,110 to $2,150 $2,065 to $2,090 ($60) $2,005 to $2,030 Adj. EBITDA $433 $425 to $450 $395 to $410 Immaterial $395 to $410 Adj. EPS $4.16 $3.70 to $4.05 $3.30 to $3.55 Immaterial $3.30 to $3.55 Free Cash Flow $223 $210 to $235 $160 to $185 Immaterial $160 to $185 Outlook at Constant Currency: • Revenue: downward revision due to increased Academic market headwinds and the publishing pause in Hindawi special issues • Adjusted EBITDA and Adjusted EPS: downward revision due to lower projected revenue. Adjusted EPS further impacted by higher interest expense • Free Cash Flow: downward revision due to lower projected cash earnings and higher restructuring payments, mainly related to the closing of our Russia tech development center *Based on Fiscal 2022 average rates of 1.15 euro and 1.36 British pound **Variance between Fiscal 2022 average rates and YTD Fiscal 2023 average rates ^Fiscal 2023 outlook at average YTD rates: 1.04 euro and 1.20 British pound

Q223 Earnings Presentation.pptx 17 Pan-Wiley Simplification and Optimization Plans Aligning segments and right sizing parts of portfolio; streamlining and automating processes and workflows Accelerating portfolio optimization and improving product and customer economics Eliminating redundancy and waste; driving cost savings through sourcing strategies and vendor consolidation Making moves to drive consistent performance and increasing profitability

Q223 Earnings Presentation.pptx 18 Key Takeaways 18 Results and outlook weighed down by macro-economic and market-specific challenges, and an unplanned publishing pause at Hindawi Committed to meaningfully improving Wiley’s performance and profitability through the acceleration of our simplification and optimization plans Our core growth areas of Research Publishing, Research Solutions, and Talent remain strong and well aligned with long term favorable trends Our solid balance sheet and cash flow continue to enable us to re-invest in our profitable core while rewarding long-term shareholders

ENABLING DISCOVERY | POWERING EDUCATION | SHAPING WORKFORCES Thank you for joining us IR website at https://investors.wiley.com/ Contact us for follow-up at: brian.campbell@wiley.com Direct +1 (201) 748-6874

Appendix – US GAAP to Non-GAAP EPS

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION [1][2]
RECONCILIATION OF US GAAP MEASURES to NON-GAAP MEASURES
(unaudited)

Reconciliation of US GAAP EPS to Non-GAAP Adjusted EPS

	Three Months Ended January 31, 2023	Three Months Ended January 31, 2022	Nine Months Ended January 31, 2023	Nine Months Ended January 31, 2022
US GAAP (Loss) Earnings Per Share - Diluted	$ (1.29)	$ 0.63	$ (0.92)	$ 1.86
Adjustments:				
Impairment of goodwill	1.69	-	1.69	-
Legal settlement [3]	0.05	-	0.05	-
Restructuring and related charges (credits)	0.12	0.01	0.60	(0.02)
Foreign exchange (gains) losses on intercompany transactions	(0.03)	0.01	0.01	-
Amortization of acquired intangible assets [4]	0.29	0.30	0.96	0.93
Gain on sale of certain assets [5]	-	-	-	(0.05)
Income tax adjustments [6]	-	-	-	0.37
EPS impact of using weighted-average dilutive shares for adjusted EPS calculation [7]	0.02	-	0.01	-
Non-GAAP Adjusted Earnings Per Share - Diluted	$ 0.85	$ 0.95	$ 2.40	$ 3.09

Reconciliation of US GAAP (Loss) Income Before Taxes to Non-GAAP Adjusted Income Before Taxes

(amounts in thousands)	Three Months Ended January 31, 2023	Three Months Ended January 31, 2022	Nine Months Ended January 31, 2023	Nine Months Ended January 31, 2022
US GAAP (Loss) Income Before Taxes	$ (77,451)	$ 43,219	$ (52,508)	$ 157,836
Pretax Impact of Adjustments:				
Impairment of goodwill	99,800	-	99,800	-
Legal settlement [3]	3,671	-	3,671	-
Restructuring and related charges (credits)	8,807	448	45,204	(1,161)
Foreign exchange (gains) losses on intercompany transactions	(2,414)	722	906	494
Amortization of acquired intangible assets [4]	21,042	22,189	68,611	67,081
Gain on sale of certain assets [5]	-	-	-	(3,694)
Non-GAAP Adjusted Income Before Taxes	$ 53,455	$ 66,578	$ 165,684	$ 220,556

Reconciliation of US GAAP Income Tax (Benefit) Provision to Non-GAAP Adjusted Income Tax Provision, including our US GAAP Effective Tax Rate and our Non-GAAP Adjusted Effective Tax Rate

	Three Months Ended January 31, 2023	Three Months Ended January 31, 2022	Nine Months Ended January 31, 2023	Nine Months Ended January 31, 2022
US GAAP Income Tax (Benefit) Provision	$ (5,982)	$ 7,853	$ (1,397)	$ 52,673
Income Tax Impact of Adjustments [8]				
Impairment of goodwill	4,857	-	4,857	-
Legal settlement [3]	716	-	716	-
Restructuring and related charges (credits)	2,221	114	11,159	(118)
Foreign exchange (gains) losses on intercompany transactions	(596)	239	274	258
Amortization of acquired intangible assets [4]	4,591	4,834	14,811	15,097
Gain on sale of certain assets [5]	-	-	-	(922)
Income Tax Adjustments:				
Impact of increase in UK statutory rate on deferred tax balances [6]	-	-	-	(20,726)
Non-GAAP Adjusted Income Tax Provision	$ 5,807	$ 13,040	$ 30,420	$ 46,262
US GAAP Effective Tax Rate	7.7%	18.2%	2.7%	33.4%
Non-GAAP Adjusted Effective Tax Rate	10.9%	19.6%	18.4%	21.0%

See accompanying notes on following page

WILEY

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Q223 Earnings Presentation.pptx 21 Appendix – US GAAP to Non-GAAP EPS Notes: (1) (2) All amounts are approximate due to rounding. (3) (4) (5) (6) (7) (8) Reflects the amortization of intangible assets established on the opening balance sheet for an acquired business. This includes the amortization of intangible assets such as developed technology, customer relationships, tradenames, etc., which is reflected in the "Amortization of intangible assets" line in the Condensed Consolidated Statements of Net (Loss) Income. It also includes the amortization of acquired product development assets, which is reflected in Cost of sales in the Condensed Consolidated Statements of Net (Loss) Income. The gain on sale of certain assets is due to the sale of our world languages product portfolio which was included in our Academic segment, and resulted in a pretax gain of approximately $3.7 million during the nine months ended January 31, 2022. In the three months ended July 31, 2021, the UK enacted legislation that increased its statutory rate from 19% to 25% effective April 1, 2023. This resulted in a $20.7 million non-cash deferred tax expense from the re-measurement of the Company’s applicable UK net deferred tax liabilities during the three months ended July 31, 2021. These adjustments impacted deferred taxes. Represents the impact of using diluted weighted-average number of common shares outstanding (56.1 million shares and 56.3 million shares for the three and nine months ended January 31, 2023, respectively) included in the Non-GAAP Adjusted EPS calculation in order to apply the dilutive impact on adjusted net income due to the effect of unvested restricted stock units and other stock awards. This impact occurs when a US GAAP net loss is reported and the effect of using dilutive shares is antidilutive. For the three months ended January 31, 2023, the tax impact was $4.0 million from current taxes and $7.8 million from deferred taxes. For the nine months ended January 31, 2023, the tax impact was $5.5 million from current taxes and $26.3 million from deferred taxes. For the three and nine months ended January 31, 2022, substantially all of the tax impact was from deferred taxes. See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three and nine months ended January 31, 2023 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission. In the three months ended January 31, 2023, we settled a litigation matter related to consideration for a previous acquisition for $3.7 million.

Appendix – Net Income to Adjusted EBITDA

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION [(1)]
RECONCILIATION OF US GAAP NET (LOSS) INCOME TO NON-GAAP EBITDA AND ADJUSTED EBITDA
(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,	
	2023	2022	2023	2022
Net (Loss) Income	$ (71,469)	$ 35,366	$ (51,111)	$ 105,163
Interest expense	11,521	5,103	27,185	14,739
(Benefit) provision for income taxes	(5,982)	7,853	(1,397)	52,673
Depreciation and amortization	52,442	53,363	163,142	162,484
Non-GAAP EBITDA	**(13,488)**	**101,685**	**137,819**	**335,059**
Impairment of goodwill	99,800	-	99,800	-
Legal settlement	3,671	-	3,671	-
Restructuring and related charges (credits)	8,807	448	45,204	(1,161)
Foreign exchange transaction (gains) losses	(421)	488	(283)	1,488
Gain on sale of certain assets	-	-	-	(3,694)
Other income, net	(705)	(2,821)	(976)	(9,524)
Non-GAAP Adjusted EBITDA	**$ 97,664**	**$ 99,800**	**$ 285,235**	**$ 322,168**
Adjusted EBITDA Margin	*19.9%*	*19.3%*	*19.1%*	*21.0%*

Notes:

(1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three and nine months ended January 31, 2023 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

WILEY

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